March 9, 1998



Ingersoll-Rand Company
Ingersoll-Rand Financing I
c/o Ingersoll Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

              This opinion is delivered in connection with the Amendment No.

1 to the Registration Statement on Form S-3 (the "Registration Statement")

filed under the Securities Act of 1933, as amended (the "Act"), by Ingersoll-

Rand Company, a New Jersey corporation (the "Company"), and Ingersoll-Rand

Financing I, a Delaware statutory business trust (the "Trust"), which

Registration Statement relates to (i) common stock, par value $2 per share

(the "Common Stock"), of the Company, (ii) debentures of the Company (the

"Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the Trust (the "Preferred Securities"), (iii) stock purchase contracts of the Company to purchase Common Stock (the "Stock Purchase

Contracts"), (iv) stock purchase units of the Company, each representing ownership of (x) a Stock Purchase Contract and (y) a beneficial interest in the Preferred Securities or debt obligations of third parties, including U.S.

Treasury Securities, securing the holder's obligation to purchase Common

Stock under the Stock Purchase Contracts (the "Stock Purchase Units"), (v)

guarantees of certain payment obligations with respect to the Preferred

Securities by the Company to be executed by the Company and The National Bank of Chicago, as guarantee trustee (the "Guarantees") and (vi) the Preferred

Securities of the Trust, each of (i) through (vi) to be issued and sold by the Company or the Trust, as applicable, from time to time pursuant to Rule
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415 under the Act for an aggregate initial offering price not to exceed $600 million.

              In preparation for rendering my opinion hereafter expressed, I have examined the Registration Statement and originals or copies certified to my satisfaction of corporate records and other documents and certificates as

I have deemed necessary.

              Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

              1. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

              2. With respect to the Stock Purchase Units, when such Stock Purchase Units have been duly issued and delivered in accordance with the provisions of the Registration Statement, the Prospectus and any prospectus supplement relating thereto approved by the Board upon payment of the consideration therefor provided for therein, assuming that the terms of such Stock Purchase Units are in compliance with then applicable law, such Stock Purchase Units will be duly authorized, validly issued, fully paid and nonassessable.

              I am a member of the Bar of the State of New Jersey and I do not express any opinion herein concerning any law other than the law of the

State of New Jersey and, to the extent set forth herein and the federal law of the United States.
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              I hereby consent to the filing of this opinion of counsel as

Exhibit 5.3 to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the prospectus forming a part of the Registration

Statement.

                                           Very truly yours,


                                           /s/ Patricia Nachtigal
                                           Name:  Patricia Nachtigal
                                           Title: Vice President and
                                                    General Counsel